                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Stepan Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                STEPAN COMPANY

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 1, 2001
                                 at 9:00 a.m.

To the Stockholders:

   Notice is hereby given that the Annual Meeting of Stockholders of STEPAN COMPANY will be held at the Company's Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Tuesday, May 1, 2001, at 9:00 a.m., for the following purposes:

    1.  To elect two Directors to the Board.

    2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for 2001.

    3. To transact such other business as may properly come before the meeting.

   The Board of Directors has designated the close of business on March 2, 2001, as the record date for determining holders of 5 1/2% Convertible Preferred Stock and Common Stock entitled to notice of and to vote at the meeting.

   A copy of the Company's Annual Report for the year 2000 is enclosed with this notice.

                                          By Order of the Board of Directors

                                          KATHLEEN M. OWENS
                                            Assistant Secretary

Northfield, Illinois
March 28, 2001

   The Board of Directors of the Company extends a cordial invitation to all stockholders to be present at the meeting. Whether or not you plan to attend the meeting, please mark, sign and mail the enclosed proxy card in the return envelope provided as promptly as possible.

                                                                 March 28, 2001

                                PROXY STATEMENT

                   For the Annual Meeting of Stockholders of

                                STEPAN COMPANY

                      Edens Expressway and Winnetka Road
                          Northfield, Illinois 60093

                    To be held at 9:00 a.m. on May 1, 2001

   The enclosed proxy is solicited by the Board of Directors of the Company and the entire expense of solicitation will be borne by the Company. Such solicitation is being made by mail and the Company may also use its Officers and its regular employees to solicit proxies from stockholders personally or by telephone or letter. Arrangements will be made with the brokers, custodians, nominees, or other fiduciaries who so request for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in that connection.

   At the close of business on March 2, 2001, the record date for the meeting, there were 583,469 shares of 5 1/2% Convertible Preferred Stock ("Preferred Stock") outstanding, each share of which is convertible into 1.14175 shares of Common Stock and is entitled to 1.14175 votes on each matter to be voted on at the meeting, and, assuming the Preferred Stock were converted, there would be 9,496,225 shares of Common Stock outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting.

   This proxy statement and proxy are being sent or given to stockholders commencing on March 28, 2001. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy.

                            PRINCIPAL STOCKHOLDERS

   As of March 2, 2001, the only persons known to the Company to beneficially own more than five percent of the Company's Common Stock were the following:

                         Number of Shares of Common Stock
                             Beneficially Owned(2)(9)
                         -------------------------------------------------            Percentage of
                          Voting and/or Investment Power                               Outstanding
                         -------------------------------------------------    Total     Shares of
Name(1)                        Sole                          Shared          Shares   Common Stock
-------                  -----------------               -----------------  --------- -------------
F. Quinn Stepan(4)......         1,831,773(6)(7)(10)(11)         609,918(3) 2,441,691     25.7%
Plan Committee for
 Stepan Company
 Qualified Plans........           911,504(5)(8)                              911,504      9.5%
Paul H. Stepan(4).......            13,922                       609,918(3)   623,840      6.5%
Dimensional Fund
 Advisors Inc. .........           609,200(12)                                609,200      6.4%
State Street Research &
 Management Company.....           587,090(13)                                587,090      6.1%

   As of March 2, 2001, the only persons known to the Company to beneficially own more than five percent of the Company's Preferred Stock were the following:

                         Number of Shares of Preferred Stock
                                Beneficially Owned(2)
                         ------------------------------------------             Percentage of
                            Voting and/or Investment Power                       Outstanding
                         ------------------------------------------     Total     Shares of
Name(1)                        Sole                    Shared          Shares  Preferred Stock
-------                  -----------------       ------------------    ------- ---------------
F. Quinn Stepan(4)......            12,812                  166,480(3) 179,292      30.7%
Paul H. Stepan(4).......             4,193                  166,480(3) 170,673      29.2%
Plan Committee for
 Stepan Company
 Qualified Plans........            96,728(5)(8)                        96,728      16.5%
Mary Louise Wehman(4)...            89,684                              89,684      15.3%
John Stepan(4)..........            76,872                              76,872      13.1%
Charlotte Stepan
 Flanagan(4)............            35,244                              35,244       6.0%

--------
 (1) Except as otherwise set forth herein, the address of all persons named is Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.
 (2) Represents number of shares beneficially owned as of March 2, 2001. Number of shares owned includes shares held by the spouses of F. Quinn Stepan and Paul H. Stepan and shares held by the persons listed in the table, as trustee or custodian for the benefit of children where the trustee or custodian has voting or investment power.
 (3) F. Quinn Stepan and Paul H. Stepan are managing partners of a family-owned limited partnership which is the sole general partner in another family-owned limited partnership which owns 419,840 shares of Common Stock and 166,480 shares of Preferred Stock. The shares owned by the partnership are included in the tables for both F. Quinn Stepan and Paul
      H. Stepan.
 (4) F. Quinn Stepan, Paul H. Stepan, John Stepan, Mary Louise Wehman and Charlotte Stepan Flanagan are the children of the late Mary Louise Stepan.
 (5) The members of the Plan Committee are J.A. Hartlage, W.J. Klein and F.Q. Stepan, Jr., all of whom are employees of the Company.
 (6) Includes 4,571 shares of Common Stock allocated to F. Quinn Stepan under the Employee Stock Ownership Plan.
 (7) Includes 448,686 shares which F. Quinn Stepan has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans.
 (8) Represents shares held by Citibank, F.S.B. ("Citibank") as Trustee for the Company's Trust for Qualified Plans. Citibank is also the Trustee for the Company's Employee Stock Ownership Plan. Citibank expressly denies any beneficial ownership in the securities of these Plans.
 (9) Includes the number of shares of Common Stock which the specified person has the right to acquire by conversion of Preferred Stock beneficially owned by such person.
(10) Includes 263,391 shares of Common Stock credited to F. Quinn Stepan's stock account under the 1992 Management Incentive Plan. Under the 1992 Management Incentive Plan, amounts credited to an employee's stock account at termination of his employment may be paid in Common Stock at the employee's election.
(11) Mr. F. Quinn Stepan is the sole executor of the estate of Mary Louise Stepan. As of March 2, 2001, there were 154,902 shares of Common Stock held by the estate of Mary Louise Stepan. The shares owned by the estate of Mary Louise Stepan are not included in the tables for F. Quinn Stepan.
(12) Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over 609,200 shares of

    Company stock as of December 31, 2000. These shares are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.
(13) State Street Research & Management Company ("SSRM"), One Financial Center, Boston, Massachusetts, 02111, is a registered investment advisor under Section 203 of the Investment Advisors Act of 1940. As of December 31, 2000, the 587,090 shares reported were owned by various clients of SSRM. SSRM has investment discretion with respect to all 587,090 shares. SSRM has sole voting discretion with respect to 571,990 shares. The remaining 15,100 shares are actually voted directly by SSRM clients. SSRM disclaims any beneficial ownership in any of the 587,090 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's Officers and Directors, and persons who own more than 10 percent of the Company's Common Stock or Preferred Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock or Preferred Stock with the Securities and Exchange Commission, the New York Stock Exchange, the Chicago Stock Exchange and the Company. Based solely upon a review of the copies of such forms received by it during or with respect to its most recent fiscal year, or written representations from certain reporting persons, the Company believes that Paul H. Stepan filed one late report of one transaction and M. Mirghanbari filed two late reports of two transactions.

                             ELECTION OF DIRECTORS

   The persons named in the enclosed Proxy will vote for the election of the nominees named below as Directors of the Company to hold office until the Annual Stockholders' Meeting to be held in the year 2004.

   Under the Company's Certificate of Incorporation and By-laws, Directors are elected by a plurality of the voting power of the shares of Preferred Stock and Common Stock present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. The outcome of the election will not be affected by shares that withhold authority to vote in the election.

   In the event any one or more of such nominees shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as Director, if elected.

Nominees For Director

   The following table sets forth certain information about the nominees for
Director:

                     Principal Occupation and
                        Business Experience
                              During              Year of   Number and Percent
                       the Past Five Years,        First    of Shares of Common
                               Other            Election as Stock Beneficially
 Name of Nominee       Directorships and Age     Director        Owned (1)
 ---------------     ------------------------   ----------- -----------------------
 Robert G. Potter... Private Investor.             1995          9,700(2)     *
                     Chairman and Chief
                     Executive Officer of
                     Solutia Inc., the former
                     chemical businesses of
                     Monsanto Company, from
                     1997 to 1999. Chief
                     Executive of the
                     chemical businesses of
                     Monsanto Company from
                     1986 to 1997. Executive
                     Vice President of
                     Monsanto Company from
                     1990 to 1997 and an
                     Advisory Director of
                     Monsanto Company from
                     1986 to 1997. Director
                     of Arch Coal Inc.,
                     effective April 1, 2001.
                     Age--61

 F. Quinn Stepan.... Chairman and Chief            1967      2,441,691(3)  25.7%
                     Executive Officer of the                         (4)
                     Company since November                           (5)
                     1984. President and                              (6)
                     Chief Operating Officer                          (7)
                     of the Company from 1973                         (8)
                     to February 1999.
                     Age--63

   * Less than one percent of outstanding shares.
--------
(1) Represents number of shares beneficially owned as of March 2, 2001. Number of shares includes shares owned by the spouse of a Director and shares held by a Director or their spouse as trustee or custodian for the benefit of minor children where the trustee or custodian has voting or investment power.
(2) Includes 3,744 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plan.
(3)  See Note (3) to tables under Principal Stockholders.
(4)  See Note (6) to tables under Principal Stockholders.
(5)  See Note (7) to tables under Principal Stockholders.
(6)  See Note (9) to tables under Principal Stockholders.
(7)  See Note (10) to tables under Principal Stockholders.
(8)  See Note (11) to tables under Principal Stockholders.

Directors Whose Terms Continue

   The following table sets forth certain information about those Directors who are not up for reelection as their term of office does not expire this year:

                     Principal Occupation and
                        Business Experience
                              During              Year of           Number and Percent
                       the Past Five Years,        First            of Shares of Common
                               Other            Election as  Term   Stock Beneficially
 Name of Director      Directorships and Age     Director   Expires      Owned (1)
 ----------------    ------------------------   ----------- ------- ----------------------
 Robert D. Cadieux.. Private Investor. From        1992      2003      31,130(2)      *
                     1993 to January 1995,
                     President and Chief
                     Executive Officer of Air
                     Liquide America
                     Corporation, a
                     manufacturer of
                     industrial gases. From
                     1991 to 1993, Executive
                     Vice President of Amoco
                     Corporation. From 1983
                     to 1991, President of
                     Amoco Chemical Company.
                     Trustee of Illinois
                     Institute of Technology.
                     Age--63


                       Principal Occupation and      Year of            Number and Percent of
                      Business Experience During      First                Shares of Common
                         the Past Five Years,      Election as  Term      Stock Beneficially
 Name of Director    Other Directorships and Age    Director   Expires        Owned (1)
 ----------------    ---------------------------   ----------- ------- -------------------------
 Thomas F. Grojean..   Chairman and Chief             1977      2002        45,290(2)    *
                       Executive Officer of
                       Burlington Motor
                       Carriers, Inc. Chairman,
                       Chief Executive Officer
                       and sole owner of
                       Schanno Transportation,
                       Inc. Both firms are
                       nationwide truckload
                       freight carriers.
                       Age--62

 James A. Hartlage..   Senior Vice President--        1984      2002     1,042,950(3)  10.9%
                       Technology                                                 (4)
                       and Operations of the                                      (7)
                       Company since 1995;                                        (8)
                       Senior Vice President--
                       Technology of the
                       Company from 1992 to
                       1995.
                       Age--63

 F. Quinn Stepan,      President and Chief            1999      2002     1,162,895(3)  12.2%
  Jr. ..............   Operating Officer of the                                   (5)
                       Company since February                                     (7)
                       1999; Vice President and
                       General Manager--
                       Surfactants of the
                       Company from 1997 to
                       1999; Vice President,
                       Global Laundry and
                       Cleaning Products of the
                       Company from 1996 to
                       1997; Director--Business
                       Management of the
                       Company from 1992 to
                       1996. Director of
                       Transport Capital LLC.
                       Age--40

 Paul H. Stepan.....   Chairman of SA Inc., a         1977      2003       623,840(2)  6.5%
                       real estate development                                    (6)
                       firm. President and                                        (8)
                       Director of Paul Stepan
                       & Associates, Inc., a
                       real estate development
                       firm, since June 1985.
                       General Partner of
                       Stepan Venture which is
                       involved in various
                       venture capital
                       investments. Executive
                       Director, Mesirow
                       Financial, an investment
                       banking operation, from
                       1993 to May 1998.
                       Age--57

   * Less than one percent of outstanding shares.
--------
(1)  See Note (1) to table under Nominees for Director.

(2) Includes 6,176 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plan.
(3) Includes all shares deemed beneficially owned by the Plan Committee, of which J.A. Hartlage and F.Q. Stepan, Jr. are members. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement dated June 1, 1996, with Citibank, F.S.B. See Principal Stockholders.
(4) Includes 68,516 shares of Common Stock which J.A. Hartlage has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans and 2,687 shares allocated to J.A. Hartlage under the Employee Stock Ownership Plan.

(5) Includes 129,040 shares of Common Stock which F. Quinn Stepan, Jr. has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans, 1,071 shares allocated to F. Quinn Stepan, Jr. under the Employee Stock Ownership Plan, and 11,112 shares credited to F. Quinn Stepan, Jr.'s stock account under the 1992 Management Incentive Plan. F. Quinn Stepan, Jr. is the son of F. Quinn Stepan and the nephew of Paul H. Stepan.
(6)  See Note (3) to tables under Principal Stockholders.
(7)  See Note (5) to tables under Principal Stockholders.
(8)  See Note (9) to tables under Principal Stockholders.

Stock Ownership of Directors and Officers

   The following table sets forth as of the close of business on March 2, 2001, the stock ownership of those Officers listed in the Compensation Table who are not Directors and the stock ownership of Directors and Officers as a group on such date:

                                                Number and Percent of Shares
                                                      of Common Stock
           Name                                    Beneficially Owned(1)
           ----                                 ----------------------------
      Ronald L. Siemon.........................           13,823(2)           *
      M. Mirghanbari...........................           67,252(3)           *
      All Directors and Officers(4)............        4,086,882           43.0%

   *Less than one percent of outstanding shares.
--------
(1) Number of shares for each Officer (and Directors and Officers as a group) includes (a) shares owned by the spouse of the Director or Officer and shares held by the Director or Officer or his spouse as trustee or custodian for the benefit of minor children where the trustee has voting or investment power and (b) shares of Common Stock which may be acquired within 60 days through the exercise of stock options granted pursuant to the Company's stock option plans or conversion of Preferred Stock.
(2) Includes 11,302 shares that Ronald L. Siemon has the right to acquire under a stock option plan. Mr. Siemon retired from the Company on December 31, 2000.
(3) Includes 1,977 shares allocated to M. Mirghanbari under the Employee Stock Ownership Plan and 54,437 shares that M. Mirghanbari has the right to acquire under stock option plans.
(4) As of March 2, 2001, all Directors and Officers as a group beneficially owned 183,985 shares of Preferred Stock, which represented 31% of the outstanding Preferred Stock and were convertible into 210,064 shares (2.2%) of Common Stock. As of March 2, 2001, Company-employed Directors and Officers as a group had the right to acquire 817,994 shares of Common Stock under stock options exercisable within 60 days, 14,436 shares of Common Stock were allocated to Company-employed Directors and Officers under the Employee Stock Ownership Plan, and 300,715 shares of Common Stock were credited to stock accounts of Company-employed Directors and Officers under the 1992 Management Incentive Plan.

Board of Directors and Committee Meetings

   There were four regular meetings and one special meeting of the Board of Directors during 2000. During 2000, none of the Directors attended fewer than 75 percent of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which such Director was a member.

   The Board of Directors has an Audit Committee consisting of three outside independent Directors which held three meetings in 2000. The functions of the Audit Committee include annual consideration of the selection of independent auditors, meeting with the auditors before the year-end audit to review the proposed scope of work of the audit, meeting with the auditors at the completion of the year-end audit to review the results of the audit, review of the auditors' memorandum setting forth findings and suggestions regarding internal control, financial policies and procedures and management's response thereto, review of the internal audit program of the Company and review of unusual or significant financial transactions. The members of the Audit Committee are Messrs. Cadieux, Grojean and Potter.

   The Board of Directors has a Compensation and Development Committee which held two meetings in 2000. The functions of the Compensation and Development Committee include reviewing the salaries of the Officers of the Company each year, adjusting them as appropriate, approving all management incentive awards and approving proposals for granting of stock options. The members of the Compensation and Development Committee are Messrs. Cadieux, Grojean, Potter and P. Stepan.

   The Board of Directors has no Nominating Committee.

Compensation of Executive Officers and Directors

   The following table sets forth a summary of the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the years indicated.

                                   Annual        Long-Term
                                Compensation    Compensation
                              ----------------- ------------
   Name and Principal                            Awards of      All Other
        Position         Year  Salary   Bonus     Options    Compensation(1)
   ------------------    ---- -------- -------- ------------ ---------------
F. Quinn Stepan......... 2000 $500,667 $      0  69,793 shs      $19,673
 Chairman and CEO        1999  483,333  284,200         -0-       29,163
                         1998  464,000   42,350  48,436 shs       24,872

F. Quinn Stepan, Jr..... 2000 $346,667 $      0  49,237 shs      $13,029
 President and COO       1999  307,500  180,810  42,895 shs       17,420
                         1998  208,333   29,900  16,145 shs       10,625

James A. Hartlage....... 2000 $289,667 $ 69,520  20,275 shs      $11,768
 Senior Vice President-  1999  277,333  120,363         -0-       16,783
 Technology and
  Operations             1998  266,667   75,700  12,916 shs       14,332

Ronald L. Siemon........ 2000 $208,333 $ 68,125  14,551 shs      $ 8,576
 Vice President and
  General                1999  200,333  113,989         -0-       12,017
 Manager Polymers        1998  191,000   90,450  11,302 shs       10,174

M. Mirghanbari.......... 2000 $215,333 $ 38,760  15,034 shs      $ 8,896
 Vice President-         1999  207,333   92,263         -0-       12,554
 Manufacturing and       1998  199,000   53,500   9,687 shs       10,759
 Engineering

--------
(1) For 2000, represents awards under the Company's Employee Stock Ownership Plan ("ESOP") of dividends on shares in each listed individual's ESOP account as follows: Mr. Stepan: $2,942; Mr. Stepan, Jr.: $690; Mr.
    Hartlage: $1,730; Mr. Siemon: $1,154; and Mr. Mirghanbari: $1,273. Also includes awards of $6,122 under the Company's Profit Sharing Plan ("Profit Sharing") as well as awards under the Company's Supplemental Profit Sharing Plan as follows: Mr. Stepan: $10,609; Mr. Stepan, Jr.: $6,217; Mr.
    Hartlage: $3,916; Mr. Siemon: $1,300; and Mr. Mirghanbari: $1,501. The $6,122 Profit Sharing amount was restricted due to limitations imposed by the Revenue Reconciliation Act of 1993.

   The following table provides information concerning individual grants during 2000 of stock options made to each of the named executive officers.

                       Option Grants in Last Fiscal Year

                                                                         Potential Realizable
                                                                           Value at Assumed
                                                                         Annual Rates of Stock
                                                                          Price Appreciation
                                       Individual Grants                    for Option Term
                          -------------------------------------------- -------------------------
                                        Percent
                           Number of    of Total   Exercise
                          Securities    Options       or
                          Underlying   Granted to    Base
                            Options   Employees in  Price   Expiration
          Name            Granted (#) Fiscal Year   ($/Sh)     Date         5%          10%
          ----            ----------- ------------ -------- ---------- ------------ ------------
F. Quinn Stepan ........     69,793       17.0%     $21.750   5-8-10   $    954,661 $  2,419,297
F. Quinn Stepan, Jr. ...     45,058       10.9%      21.750   5-8-10   $    616,324 $  1,561,886
F. Quinn Stepan, Jr. ...      4,179        1.0%      23.925   5-8-05   $     62,879 $    159,346
James A. Hartlage.......     20,275        4.9%      21.750   5-8-10   $    277,331 $    702,811
Ronald L. Siemon........     14,551        3.5%      21.750   5-8-10   $    199,035 $    504,394
M. Mirghanbari .........     15,034        4.0%      21.750   5-8-10   $    205,642 $    521,137

   The following additional computations are examples of hypothetical gains by all common stockholders and the above optionees on the same assumptions set forth above, that is, at assumed annual rates of common stock appreciation of 5% and 10%, respectively, for the term of the above options. Such assumed rates are prescribed by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock prices. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors.

All common stockholders.        N/A        N/A          N/A      N/A   $129,520,455 $328,230,262
All above optionees.....    168,890       41.4%    $21.750/  5-8-05/   $  2,315,871 $  5,868,872
                                                     23.925   5-8-10
Above optionees gain as
 % of all stockholders
 gain...................        N/A        N/A          N/A      N/A           1.8%         1.8%

   The following table provides information concerning exercises during 2000 of stock options and as to option values at year-end.

   2000 Aggregated Option Exercises in Last Fiscal Year and Year-End Option
                                    Values

                           Shares              Number of Securities      Value of Unexercised
                          Acquired            Underlying Unexercised     In-the-Money Options
                             on      Value   Options at 2000 Year-End      at 2000 Year-End
Name                      Exercise  Realized Exercisable/Unexercisable Exercisable/Unexercisable
----                     ---------- -------- ------------------------- -------------------------
F. Quinn Stepan......... 35,000 shs $457,187    448,686/69,793 shs        $2,865,673/135,244
F. Quinn Stepan, Jr. ...        -0-      -0-     86,145/92,132 shs        $  373,814/103,386
James A. Hartlage....... 10,000 shs $ 76,250     78,516/20,275 shs        $   461,426/39,285
Ronald L. Siemon........ 34,950 shs $288,243          11,302/0 shs        $              0/0
M. Mirghanbari..........        -0-      -0-     67,137/15,034 shs        $   533,116/29,129

Directors' Fees

   Directors who are not also Officers of the Company are currently being paid an annual Director's fee of $39,000 plus $1,350 for attendance at each Board of Directors meeting, Audit Committee meeting and Compensation and Development Committee meeting. No such fees are paid to Directors who are also Officers of the Company. Under the Company's 1965 Directors' Deferred Compensation Plan, the Company has entered into agreements with certain of its non-employee Directors under which a Director, at his election, may defer receipt of his Director's fees and such deferred fees are (i) used to purchase shares of the Company's Common Stock and such shares and future distributions thereon are deposited in the Director's account, (ii) credited to the Stepan Company Deferred Income Account, (iii) used to purchase shares of selected publicly-traded mutual funds or (iv) divided equally between the purchase of shares of the Company's Common Stock, the Stepan Company Deferred Income Account and shares of selected publicly-traded mutual funds. Funds in the Stepan Company Deferred Income Account may not be used to purchase shares of the Company's Common Stock, but earn interest at the same rate as bonds with a maturity of ten years. At the election of a Director, deferred payments may be made in shares of Stepan Common Stock or cash based on the fair market value of the Director's account at distribution, which commences, depending upon the terms of the agreement with the particular Director, upon retirement as a Director or from active or professional life or at any time between ages 60 to 70, with payments being made periodically over a period of five to ten years.

   In addition, the 1992 Stock Option Plan provided for the granting of a stock option, as of the date of the annual meeting of the Company's stockholders in calendar year 2000, and the 2000 Stock Option Plan provides for the granting of a stock option, as of the date of the annual meeting of the Company's stockholders in calendar years 2002, 2004, 2006 and 2008 to each non-employee Director serving as a Director of the Company on such date to purchase the number of shares of Common Stock determined by dividing the non-employee Director's annual retainer fee for the applicable year by the fair market value of a share of Common Stock on the date of the grant. The exercise price of each share of Common Stock under a stock option granted to a non-employee Director will be equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value. The exercise price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the non-employee Director completes two continuous years of service as a non-employee Director following the date of the grant, but not more than ten years after the date of the grant. The 1992 and 2000 Stock Option Plans set forth restrictions upon the exercise of stock options by non-employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

   The Company has a non-qualified, non-funded retirement income plan for the benefit of the non-employee Directors. The plan provides for a benefit after ten years of service of 50 percent of the annual Director's fee at retirement plus two percent for each year served on the Board in excess of ten years with a maximum 25 years credit in excess of ten years. Benefits commence at 70 years of age.

Retirement Plans

   The Company has a non-contributory retirement plan (the "Retirement Plan") covering all salaried employees that provides for a maximum pension benefit equal to 50 percent of the employee's average base compensation, reduced by an amount equal to 50 percent of the employee's primary Social Security benefit at age 65, for employees with 30 years of service who retire at or after age
63. Base compensation is computed on the average base salary for the five highest consecutive earnings years during the last 15 years prior to retirement. The amount of salary taken into account for any year is subject to certain limitations contained in the Internal Revenue Code ($170,000 in 2000, to be indexed in future years for inflation in accordance with IRS regulations, and subject to certain transition rules for prior years in which greater amounts of salary were permitted to be taken into account). The Company also has a non-qualified supplemental retirement plan (the "SERP") for designated executives. The SERP replaces benefits under the qualified plan that would otherwise be denied due to Internal Revenue Code limits on qualified plan benefits. The following table sets forth the maximum annual retirement income payable under the Retirement Plan and the SERP, prior to reduction by an amount equal to 50 percent of projected age 65 Social Security benefits, at age 63 for indicated salaries and lengths of service.

                                                        Years of Service
                                                 -------------------------------
Base Salary                                        15      20      25      30
-----------                                      ------- ------- ------- -------
$170,000........................................  42,500  56,667  70,833  85,000
 300,000........................................  75,000 100,000 125,000 150,000
 400,000........................................ 100,000 133,400 166,600 200,000
 500,000........................................ 125,000 166,667 208,333 250,000
 600,000........................................ 150,000 200,000 250,000 300,000

   The years of credited service and the 2000 base salary (determined without regard to the limitation imposed by the Internal Revenue Code) for each of the Officers named in the cash compensation table are as follows:

                                                        Years of
Name of Individual                                  Credited Service Base Salary
------------------                                  ---------------- -----------
F. Quinn Stepan....................................        39         $500,667
F. Quinn Stepan, Jr. ..............................        15          346,667
James A. Hartlage..................................        23          289,667
Ronald L. Siemon...................................        31          208,333
M. Mirghanbari.....................................        31          215,333

                            STOCK PERFORMANCE GRAPH

   The following performance graph compares the yearly change since December 31, 1995, in cumulative return on the Common Stock of the Company on a dividend reinvested basis to the Dow Jones Chemical Industry Index and the Russell 2000 Index. The Dow Jones Chemical Industry Index is a market-capitalization weighted grouping of 34 chemical companies, including major manufacturers of both basic and specialty products. Stepan Company is not included in this Index. The Russell 2000 Index is a market-capitalization weighted grouping of 2,000 small to medium sized companies in a broad range of industries. Stepan Company was a part of the Russell 2000 Index during 2000. The graph assumes $100 was invested on December 31, 1995, and shows the cumulative total return as of each December 31 thereafter.

[GRAPH]

                       Cumulative Value at December 31**

                         December 31
-----------------------------------------------------------------------------------------
                       1995    1996    1997    1998    1999    2000
-----------------------------------------------------------------------------------------
  Stepan Company      $100.00 $125.74 $187.07 $171.45 $154.38 $161.48
-----------------------------------------------------------------------------------------
  Dow Jones Chemical
   Industry Index*    $100.00 $118.55 $143.19 $126.64 $155.24 $135.01
-----------------------------------------------------------------------------------------
  Russell 2000 Index  $100.00 $116.50 $142.55 $138.91 $168.45 $163.36

--------
* The Dow Jones Chemical Industry Index was reconstituted in 2000 in order to include more companies and reflects restated data for 1995 through 1999.

** Assumes $100.00 invested on December 31, 1995, in Stepan Company Common Stock, Dow Jones Chemical Industry Index and Russell 2000 Index.

                         REPORT OF THE AUDIT COMMITTEE

   The Company's Audit Committee is comprised of the following non-employee
Directors: Messrs. Cadieux, Grojean and Potter. Each of these Directors satisfies the New York Stock Exchange's definitions for independence. During 2000, Mr. Cadieux served as Chairman of the Committee.

   The Audit Committee is governed by a formal, written charter that has been approved by the full Board of Directors of the Company. A copy of this charter is included as Appendix A.

   The Audit Committee has:

  (a) reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000;

  (b) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

  (c) received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditor's independence; and

  (d) considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

   Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Robert D. Cadieux
                                          Thomas F. Grojean
                                          Robert G. Potter

                                          AUDIT COMMITTEE

             REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE

   The Company's executive compensation program is administered by the Compensation and Development Committee of the Board of Directors, which is composed of the following non-employee Directors: Messrs. Cadieux, Grojean, Potter and P. Stepan. During 2000, Mr. Grojean served as Chairman for the Committee. All issues pertaining to corporate officer compensation are submitted to the Committee for approval prior to implementation. The Committee, as requested, reviews non-officer compensation for those reporting to the Chief Executive Officer or the President.

   The Company's guiding philosophy in executive compensation is that:

  (a) The base pay of executive officers should reflect job responsibilities and performance, and should be competitive internally, to like or comparable positions, as well as externally, to like or comparable positions within the chemical industry. The Company uses job evaluation and measurement techniques consistent with contemporary industrial practice. Compensation policy is established in accordance with data supplied by Hay Associates, an independent compensation consulting firm, for base pay trends and data in the chemical industry.

    Within specific position salary ranges, the base salary level for each executive officer is determined in accordance with performance standards set by Company policy and in compliance with position in the salary range and the merit increase guidelines published annually for all salaried employees. A separate determination is made when an executive officer is promoted or assumes additional responsibilities, which may result in an increase in excess of the merit increase guideline.

    During 2000, merit increases for executive officers were slightly below the Company's merit guideline. Merit increases averaged 3.95%, while two officers' increases averaged 11% to accommodate promotions and progress into their salary ranges.

    The Chairman and Chief Executive Officer's (CEO) salary range is determined by the same process and procedures as those of other executive officers. The Committee, in accordance with the salary merit increase guidelines, adjusts the CEO's salary. During 2000, the CEO's base earnings increased by 3.3% over the prior year.

  (b) The incentive pay of executive officers is directly related to Company performance and, in the case of all positions reporting to the CEO or the President, against a set of annual, individual performance targets. The Committee establishes Company incentive targets at the beginning of each calendar year. As applicable, individual performance targets are also established at the beginning of each calendar year. In years where the Company performs well against its economic targets, significant performance bonuses may be earned; if targets are not achieved, incentive bonuses are proportionately lower or may not be paid at all.

    All executive officers have a minimum of 25% of their incentive bonus based on the overall performance of the Company, measured against targets for (a) Net Income and (b) Return on Invested Capital. The Committee approves these targets and percents for each calendar year. The typical arrangement is that half of the total is measured against Net Income targets and half against targets for Corporate Return on Invested Capital.

    In 2000, the Net Income result for the Company was below the Marginal level of the incentive target as set by the Committee. As a result, no incentive awards were made to executives for this factor for 2000.

    In 2000, the Return on Invested Capital result for the Company was below the Marginal level of the incentive target as set by the Committee. As a result, no incentive awards were made to executives for this factor for 2000.

    The remainder of each individual executive officer's incentive bonus is based on performance measures set by mutual agreement between the executive and the CEO or the President. During 2000, the average incentive award for executive officers under this part of the plan was 9.95%.

    The CEO's and the President's incentive compensation are determined solely by the annual financial results of the Company. For 2000, no incentive bonus was paid to the CEO or the President.

  (c) Executive officers receive stock option grants on a regular schedule in order to promote retention of proven executives, to recognize outstanding job performance and to encourage a focus on corporate performance results, which in turn enhance the likelihood of increases in the value of Common Stock.

    Stock options are granted in even-numbered years to those executives and executive officers approved by the Committee and identified as having significant impact on the financial results and economic success and well-being of the Company. The Committee approves all stock option awards. The size of stock option awards is based on two factors: job performance and the potential of each executive or executive officer to impact the costs, sales and/or profitability of the Company that may thus contribute to the value of the Common Stock held by stockholders. During 2000, stock options were approved and granted to some eligible executives and executive officers.

    In addition, stock options are granted to executive officers at other times based on other factors that the Committee determines to be relevant. Such actions are occasioned by election, promotion or extraordinary job performance results. During 2000, no such stock options were granted.

  (d) The Board of Directors believes that ownership of Company stock by executives and executive officers is desirable in order to focus both short and long-term decision making on the best interests of the Company. In 2000, the Committee maintained the following policy guidelines:

    1. Executive officers of the Company should own a minimum of Company stock approximating two times their annual base salary paid by the Company; and

    2. Other executives (defined as those who are Level Four participants in the Company Management Incentive Plan) should own a minimum of Company stock approximating one times their annual base salary paid by the Company.

    Stock shares may be owned directly, through the Company Stock Purchase Plan or the Company Employee Stock Ownership Plan, or in shares held in a deferred Management Incentive Plan account. Stock options not exercised are not considered "owned stock" for the purpose of this policy.

    The Company realizes that time must be allowed to realize this targeted goal. In 2000, the Committee approved a five-year time frame for executives and executive officers to achieve such ownership.

  (e) Under current levels of compensation and because certain plans, including grants under stock option plans prior to May 6, 1997, are "grandfathered" under current IRS regulations, the Company is unlikely to be affected by the one million dollar limit set forth in Section 162(m) of the Internal Revenue Code ("the Code") on the deductibility of compensation for purposes of calculating federal income tax. However, with respect to future years, the Committee intends to consider the application of Section 162(m) of the Code to the Company's compensation plans and practices, and will consider possible changes thereto that may be necessary to qualify future compensation paid to executive officers for deductibility under Section 162(m) of the Code to the extent that such changes would be consistent with the Company's compensation philosophy and in the best interests of the Company.

                                          Robert D. Cadieux
                                          Thomas F. Grojean
                                          Robert G. Potter
                                          Paul H. Stepan

                                     THE COMPENSATION AND DEVELOPMENT COMMITTEE

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                             AND AUDIT FEE SUMMARY

   Upon the recommendation of its Audit Committee, the Board of Directors has appointed Arthur Andersen LLP ("Andersen"), independent public accountants, auditors for the Company and its subsidiaries for the year 2001. The Board of Directors recommends to the stockholders that the appointment of Andersen as auditors for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of Andersen, the selection of auditors will be reconsidered by the Audit Committee and the Board of Directors. Representatives of Andersen are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

   During fiscal year 2000, the Company retained Andersen as its principal auditor to provide services in the following categories and amounts:

      Audit Fees...................................................... $313,125
      Financial Information Systems Design And Implementation Fees.... $      0
      All Other Fees.................................................. $363,198

                  STOCKHOLDER PROPOSALS--2002 ANNUAL MEETING

   In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 2002 Annual Meeting in accordance with Securities and Exchange Commission Rule 14a-8, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than November 28, 2001.

   A stockholder that intends to present business at the 2002 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, because the 2001 Annual Meeting is scheduled for May 1, 2001, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no later than January 31, 2002.

                                 OTHER MATTERS

   In connection with any other business that may properly come before the meeting and of which the Board of Directors is not now aware, votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of a majority of the persons present and acting under the Proxy.

   In order to ensure the presence of the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed Proxy card promptly in the envelope provided. No postage is required if mailed in the United States. Even though you sign and return your Proxy card, you are invited to attend the meeting.

                                          By order of the Board of Directors

                                          KATHLEEN M. OWENS
                                            Assistant Secretary

Northfield, Illinois
March 28, 2001

                                                                     Appendix A

                       Stepan Company Board of Directors

                            Audit Committee Charter

I. PURPOSE

   The primary function of the Audit Committee (Committee) is to assist the Board of Directors (Board) in fulfilling its oversight responsibilities to shareholders, the investment community, and creditors in relation to the quality and integrity of the corporation's financial reporting, disclosures, regulatory compliance, and internal control environment. In performing its duties, the Committee will provide an open avenue of communication between the Board, independent auditors, internal auditors, and financial management.

II. COMPOSITION

   The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent as defined by the NYSE. A director who does not meet the independence requirements may be appointed to the Committee if the Board determines that the individual's inclusion is in the best interest of the corporation and its shareholders--this "override" is available only to former officers and their immediate family members and is limited to one member of the Committee.

   All members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee. "Financial literacy" is defined as the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. Additionally, at least one member of the Committee shall have accounting or related financial management expertise--where "expertise" is meant to include being or having been a CEO or other senior officer with financial oversight responsibilities.

   The Board shall elect the members of the Committee and, unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet regularly, with special meetings called as circumstances warrant--at a minimum, the Committee shall meet twice per year. On an annual basis, at minimum, the Committee shall meet independently with senior financial management, the director of internal audit, and the independent auditors to discuss any matters the Committee or one of these parties believes should be discussed privately.

IV. REPORTING RESPONSIBILITIES

   The independent auditor is ultimately accountable to the Committee in their fiduciary role as representatives of shareholders and the full Board. As such, the Committee has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor. In addition, the director of internal audit has direct reporting responsibility to the Committee and the Committee shall review and approve any personnel change in this position.

V. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

                             Documents and Reports

  1. Maintain a formal written charter that is approved by the full Board and review and reassess the adequacy of this charter on an annual basis. This charter shall specify the scope of the Committee's responsibilities and define how it carries out those responsibilities.

  2. Review with senior financial management and the independent auditors the corporation's annual audited financial statements and the auditor's opinion rendered with respect to such financial statements. Recommend to the full Board the inclusion of such financial statements in the annual report on Form 10-K.

  3. Review material findings reported to management by the internal audit department and management's subsequent responses.

  4. Review the ongoing implementation status of all internal audit recommendations.

  5. Review the independent auditor's annual management recommendation letter, including management responses.

                              Annual Audit Scope

  1. Monitor the coordination of internal/external audit efforts and ensure adequate audit coverage of key business and financial risk areas.

  2. Review and assess the process for developing the annual internal audit plan and modify the process or plan as necessary.

  3. Review the overall scope and focus of the annual external audit plan and request modifications as necessary.

  4. Review progress towards completion of both the internal/external audit plans at each Committee meeting.

                           Audit Committee Meetings

  1. Review and agree upon meeting agendas in advance of Committee meetings. The Chair of the Committee may represent the entire Committee when establishing agendas.

  2. Ensure meeting agendas and related supporting documentation are distributed sufficiently in advance of meetings.

  3. Distribute Committee meeting minutes to the full Board for discussion at such meetings.

                            Independent Accountants

  1. Discuss with the independent auditor the auditor's business relationships with the corporation and the nature of non-audit services provided to the corporation that may impact the objectivity and independence of the auditor. Recommend that the full Board take appropriate action when required.

  2. Require a formal written statement from the independent auditor delineating all relationships between the auditor and the corporation, including those that may impact objectivity and independence.

  3. Recommend to the full Board the selection of the independent auditor, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent auditor.

  4. Discuss with the independent auditor the items required by the Statement on Auditing Standards (SAS) #61, including (a) discussions about both the acceptability and quality of the accounting principles applied in the corporation's financial reporting; (b) the clarity of the company's financial disclosures; (c) degree of aggressiveness or conservatism of the company's application of accounting principles and underlying estimates; (d) all significant differences in opinion between management and the external auditors; (e) unrecorded audit adjustments, and; (f) other significant decisions made by management in preparing financial disclosures.

  5. Periodically consult with the independent auditor outside the presence of internal management about internal controls and the fullness and accuracy of the organization's financial statements.

  6. Ensure the independent auditors have conducted a SAS #71 interim financial review prior to the company's filing of its Form 10-Q. SAS #71 reviews consist principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. These procedures are substantially less in scope than an audit made in accordance with generally accepted auditing standards.

                          SEC Reporting Requirements

  1. Report annually in the proxy that we have (a) reviewed and discussed the company's audited financial statements with management; (b) discussed SAS #61 items, including quality of accounting principles, with the independent auditors; (c) reviewed independence disclosures from the independent auditors and discussed with the independent auditors their independence; and (d) based on the foregoing reviews and discussions, recommended to the Board the inclusion of the financial statements in the annual report on Form 10-K.

PROXY                                                                     PROXY
                                STEPAN COMPANY
             Annual Meeting of Stockholders to be held May 1, 2001
     This Proxy is solicited on behalf of the Company's Board of Directors

     I, the undersigned hereby appoint Kathleen M. Owens and Walter J. Klein, or either of them (the "Proxies"), with full power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of STEPAN COMPANY on May 1, 2001, or at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2, set forth below.

     1. Election of Directors, Nominees: Robert G. Potter and F. Quinn Stepan.

     2. Ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for 2001.

In their discretion the Proxies are authorized to vote on such other business as may properly come before the meeting.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                                 STEPAN COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]

[                                                                              ]

The Board of Directors recommends a vote "FOR" 1 and 2.

1. Election of Directors-                 For   Withhold  For All
   Nominees: 01-Robert G. Potter and      All      All    (Except withhold for
             02-F. Quinn Stepan.                          nominee written below)
                                          [_]      [_]      [_]
                                                                --------------
                                          For    Against  Abstain
2. Ratification of independent auditors.  [_]      [_]      [_]

                                                 Dated:                   , 2001
                                                        ------------------

                                          Signature(s)
                                                       -------------------------

                                          --------------------------------------
                                          Please date and sign exactly as your
                                          name appears hereon. Joint owners
                                          should each sign. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                            YOUR VOTE IS IMPORTANT!

              PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.